IntelGenx to Present at the 17th Annual Rodman &
Renshaw Global Investment Conference

Saint Laurent, Quebec--(Newsfile Corp. - August 31, 2015) - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx") today announced that Dr. Horst Zerbe, Chairman, President and Chief Executive Officer, will present at the Rodman & Renshaw Global Investment Conference on Sep 10 from 12:05 to 12:30 PM Eastern Time in the Library (2nd floor) . Also present and available for questions will be Andre Godin, newly appointed Executive Vice-President and Chief Financial Officer.

The Rodman & Renshaw Conference will take place at The St. Regis Hotel in New York on September 8-10, 2015. To learn more about the conference, please visit:
http://www.rodm.com

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract.

IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films.

IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release and the OTCQX has neither approved nor disapproved the contents of this press release.

INVESTOR CONTACT:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

COMPANY CONTACT:
Andre Godin
EVP and Chief Financial Officer
IntelGenx Technologies Corp.
T: +1 514-331-7440
andre@intelgenx.com
www.intelgenx.com